Dated September 21, 2011

QUOTA PLEDGE AGREEMENT

Resources Holdings, Inc
as Pledgor

West Ventures, LLC
as Pledgee

RHI Mineração Ltda.
as intervening and consenting party

Av. Pres. Juscelino Kubitschek, 360, 10º Andar
CEP: 04.543-000 - São Paulo – SP

Telephone (+55) 11 3077-3500
Facsimile (+55) 11 3077-3501

QUOTA PLEDGE AGREEMENT

By this private instrument (hereinafter generally referred to as “Agreement”), the parties:

(1)
Resource Holdings, Inc, a company constituted and existing under the laws of the United States of America, with its principal place of business located at 11753 Willard Avenue, in the City of Tustin, State of California, 92782, USA, herein represented by its legal representative Mr. Michael Campbell (hereinafter generally referred to as “Pledgor”); and

(2)
West Ventures, LLC, an investment fund constituted and existing under the laws of the United States of America, with its principal place of business located at 152 West 57th Street, 54th Floor, in the City of New York, State of New York, herein represented by its undersigned attorney-in-fact (hereinafter generally referred to as “Pledgee”) (the Pledgor and the Pledgee hereinafter generally referred to jointly as “Parties” or individually as “Party”); and

as an intervening and consenting party,

(3)
RHI Mineração Ltda. (formerly denominated as Mineral – Parceiros em Mineração Ltda.), a limited liability company constituted and existing under the laws of Federative Republic of Brazil, with its principal place of business located at Avenida Historiador Rubens de Mendonça, nº 2254, Edifício American Business Center, room 604 (parte), Bosque da Saúde, in the city of Cuiabá, State of Mato Grosso, Zip Code 78050-000, enrolled with the General Taxpayers’ Registry (CNPJ/MF) under No. 12.506.224/0001-59, herein represented by its legal representative Mr. Michael Campbell, American citzen, married, businessman, bearer of American passport No. 460934290, enrolled with the CPF/MF under No. 234.378.188-56, resident and domiciled at 11753 Willard Avenue, Tustin, California 92782, USA (hereinafter generally referred to as “Company”);

RECITALS

(A)
The Pledgee will extend a loan finance to the Pledgor in the amount of USD 11,400,000.00 (eleven million and four hundred thousand US dollars) (“Funds”) for the development of its business in Brazil pursuant to a Note  Purchase Agreement (“Finance Agreement”).

(B)
The Funds to be sent to the Company will be used to, among other things, loan funds to Reginaldo Luiz de Almeida Ferreira – ME, an individual company constituted and existing under the laws of the Federative Republic of Brazil, with its principal place of business located in Fazenda Bom Jardim, at Rodovia BR-070. Km 20, City of Nossa Senhora do Livramento, State of Mato Grosso, enrolled with the General Taxpayers’ Registry (CNPJ/MF) under No. 08.838.089/0001-71, and the consequent purchase of equipment and machines for the development of its activities relating to the ore extraction.

(C)	The Pledgor is a controlling shareholder of the Company and intends to secure all claims under the Finance Agreement, by way of a pledge over the present and future quotas in the Company.

NOW THEREFORE, in consideration of the premises contained herein, the Parties hereto agree to enter into this Agreement, which shall be governed by the following terms and conditions:

1	DEFINITION

1.1	Wherever used in this Agreement, unless otherwise defined herein, or unless the context shall otherwise require, the terms defined in the Finance Agreement shall have the same meaning herein.

2	PLEDGE OF QUOTAS

2.1
In order to secure the full and timely payment and performance, when due (whether at the stated maturity, upon acceleration, or otherwise), of the Secured Obligations described in Annex I hereto, including any claims for the payment of principal, interest, costs, fees or damages, the Pledgor hereby:

2.1.1
pledges, as a first priority pledge, to the Pledgee, the following assets and rights, pursuant to Article 1,431 et seq. of Law No. 10,406 of January 10, 2002 (hereinafter generally referred to as “Brazilian Civil Code”):

(i)	1,999 quotas of the capital stock of the Company currently held by the Pledgor (hereinafter generally referred to as “Quotas”);

(the shares of the capital stock of the Company, if any, resulting from any conversion of the Quotas into shares in connection with the transformation of the Company into a company with its capital stock divided into shares, also hereinafter generally referred to as the “Quotas”); and

(ii)
all financial and economic rights arising from the Quotas, including without limitation all rights to all profits, dividends, interest on equity, income, distributions, bonuses and any other amounts that may be credited, paid, distributed or otherwise delivered, for any reason, to the Pledgor in respect of the Quotas, as well as any assets or rights into which the Quotas are or may be converted at any time (hereinafter generally referred to as “Rights Related to the Quotas”);

2.1.2
undertakes to, as soon as practicable and in no event later than the term established in Clause 4.2 below, pledge to the Pledgee, the following assets and rights, pursuant to Article 1,431 et seq. of the Brazilian Civil Code:

(i)
all additional quotas or shares representing the capital stock of the Company, or all quotas or shares of the capital stock of any successor, for any reason, of the Company, which may be at any time subscribed to, bought or otherwise acquired by the Pledgor or transferred to it (including, without limitation, any quotas or shares transferred to the Pledgor as a result of any merger, consolidation, spin-off, exchange, corporate reorganization or otherwise), even if such quotas or shares may be in addition to, in replacement of, or a result of a conversion or exchange with respect to, any existing quotas or shares owned by the Pledgor, together with all options, subscription rights and rights of any similar nature owned by the Pledgor in respect of their equity interest in the Company, for so long as this Agreement remains in force (hereinafter generally referred to as “Additional Quotas”); and

(ii)
all financial and economic rights arising from the Additional Quotas, including without limitation all rights to all profits, dividends, interest on equity, income, distributions, bonuses and any other amounts credited, paid, distributed or otherwise delivered, or to be credited, paid, distributed or otherwise delivered, for any reason, to the Pledgor in respect of the Additional Quotas, as well as any assets or rights into which the Additional Quotas are or may be converted at any time (hereinafter generally referred to as “Rights Related to the Additional Quotas”);

(the Quotas, the Rights Related to the Quotas, the Additional Quotas and the Rights Related to the Additional Quotas, hereinafter generally referred to as “Pledged Assets and Rights”).

2.2
The Pledgor and the Company hereby agree and acknowledge that the liens created hereunder in favor of the Pledgee are, in accordance with Article 1,456 of the Brazilian Civil Code, senior in all respects and prior to any other liens on the quotas or shares of the Company notwithstanding the date, manner or order of grant, attachment or perfection of such other liens.

2.3
Pursuant to Articles 1,425, I, IV and V, and 1,427 of the Brazilian Civil Code, in the event the security created hereunder is subject to attachment, seizure or any other judicial or administrative measure of similar effect, or become insufficient, the Pledgor shall replace it or reinforce it in order to recompose in full the security (“Security Reinforcement”). As per Article 1,425, I of the Brazilian Civil Code, the Security Reinforcement shall be implemented, by the Pledgor, within 5 (five) business days, counted as from the date of such attachment, seizure or any other judicial or administrative measure of similar effect, by means of pledge for security purposes, in accordance with Article 1,431 et seq. of the Brazilian Civil Code, of other assets owned by the Pledgor (or third parties), of the same or different nature, provided that such assets are previously accepted by the Pledgee, at its sole discretion. The document which will govern the Security Reinforcement shall identify the assets over which the pledge will be created and shall be a part of this Agreement for all purposes.

3	Secured Obligations

3.1
The pledge hereunder shall secure all existing and future claims of the Pledgee against the Pledgor arising under or in connection with the Finance Agreement and all documents in connection therewith (the “Secured Obligations”).

3.2
This Agreement shall create a continuing security and no change or amendment whatsoever in the Finance Agreement or any document or agreement relating thereto shall affect the validity of this Agreement nor the obligations which are imposed on the Pledgor pursuant to it. The pledge for security purposes shall cover any future extension of the Secured Obligations, to which the Pledgor hereby explicitly consents.

3.3	For the purposes of Article 1,424 of the Brazilian Civil Code, the terms and conditions of the Secured Obligations are described in Annex I hereto.

3.3.1
In case of additional facilities made by the Parties under the terms of the Finance Agreement, Annex I hereto shall be amended in order to reflect the terms and conditions of such additional facilities, formalizing them as Secured Obligations for purposes of this Agreement.

4	PLEDGE REGISTRATION AND PERFECTION

4.1	The Pledgor shall, as soon as practicable:

4.1.1	cause the signature of the parties who have signed this Agreement outside Brazil to be notarized by a public notary and consularized at the nearest Brazilian consulate;

4.1.2	cause an amendment to the Company’s Articles of Association reflecting the first priority lien pledge created under this Agreement to be registered with the competent Commercial Registry;

4.1.3	cause this Agreement to be translated into Portuguese by a sworn translator;

4.1.4
cause this Agreement together with its certified translation into Portuguese to be registered with the competent Registry of Deeds and Documents, pursuant to Articles 1,432 and 1,452 of the Brazilian Civil Code; and

4.1.5	deliver to the Pledgee evidence, in form and substance satisfactory to the Pledgee, that the formalities provided for in sub-items 4.1.1 to 4.1.4 of this Clause 4.1 have been duly fulfilled.

4.2
The Pledgor and the Company shall, as soon as practicable and in any event within fifteen (15) days after the issuance or acquisition of Additional Quotas: (a) notify the Pledgee, of the issuance or acquisition of Additional Quotas; (b) extend the first priority lien herein created to such Additional Quotas and to the Rights Related to the Additional Quotas by signing an amendment to this Agreement in substantially the form of Annex II hereto (each such amendment, hereinafter generally referred to as an “Amendment”); and (c) perfect such first priority lien by taking, with respect to such Amendment, the actions provided for in Clause 4.1 above (or any other action required to be taken pursuant to the then applicable laws, including the annotation of the Amendment at the margin of the registration mentioned in sub-item 4.1.2 of Clause 4.1 above pursuant to Article 128 of Law No. 6,015, of December 31, 1973).

4.2.1
The Pledgor shall deliver to the Pledgee (or to whom they may designate), within ten (10) days counted from the date of delivery of the notification to the Pledgee to item (a) of Clause 4.2 above, copy of the documents evidencing that all obligations mentioned in items (b) and (c) of Clause 4.2 above were duly fulfilled.

4.3
In case the Pledgor and the Company fail to provide the notification to the Pledgee as established in item (a) of Clause 4.2 above, the Pledgor shall, immediately upon request of the Pledgee, fully perform the obligations mentioned in items (b) and (c) of Clause 4.2 above in relation to Additional Quotas and to the Rights Related to the Additional Quotas which have not been the subject of any previous notice to the Pledgee.

4.4
If the Quotas become, for any reason, represented by shares of the capital stock of the Company, the Pledgor shall, together with the applicable formalities described in Clause 4.1 above, (i) cause this Agreement to be filed at the Company’s head office; (ii) cause the Company to register the first lien pledge created under this Agreement in the Share Register Book of the Company, in accordance with Article 39 of Law No. 6,404 of December 15, 1976, as follows: “[●] shares issued by the Company, whether currently outstanding or to be issued in the future, owned by [●] have been pledged to West Ventures, LLC, as a first priority lien, under the terms of the Quota Pledge Agreement dated [●], filed at the Company’s head office.”; and (iii) cause two (2) directors of the Company to duly sign such registration. The Pledgor shall promptly deliver to the Pledgee (or to whom they may designate) evidence of such registration.

4.5
All expenses directly incurred with respect to the registrations, filings and other formalities described in Clauses 4.1 to 4.4 shall be borne by the Pledgor. Notwithstanding the foregoing, the Pledgee, at its sole discretion, may decide to undertake any of the registrations, filings and other formalities described in clauses 4.1 to 4.4, whereupon the Pledgor shall reimburse the Pledgee promptly, as the case may be, of any and all costs and expenses incurred by the Pledgee related to such registrations, filings and other formalities.

5	REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR

5.1	The Pledgor hereby represents and warrants to the Pledgee that as of the date of this Agreement:

5.1.1
the Pledgor has obtained (and has caused the Company to obtain) all necessary corporate authorizations to execute and deliver this Agreement and to cause the liens provided for hereunder to be created in accordance with the terms set forth herein;

5.1.2
the execution of this Agreement and the exercise of its rights and performance of its obligations hereunder will not violate any provision of any existing law or the articles of association of the Pledgor, if the case may be, or any decree of any court or arbitrator or of any contractual undertaking to which the Pledgor is a party or which is binding upon the Pledgor or any of its assets;

5.1.3
upon due registration of this Agreement with the appropriate Registry of Deeds and Documents, this Agreement will create a valid first priority security interest in the Pledged Assets and Rights securing the full and timely payment and performance, when due, of the Secured Obligations in favour of the Pledgee.

5.1.4	the Pledgor is the legitimate owner of the Pledged Assets and Rights, and such Pledged Assets and Rights are free and clear of any disputes, liens, encumbrances, debts or doubts; and

5.1.5
the Pledgor has reviewed all relevant documents necessary to have complete knowledge of the Secured Obligations, including the Finance Agreement and any other document related thereto and, therefore, are fully aware of the Secured Obligations.

6	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6.1	The Company hereby represents and warrants to the Pledgee that as of the date of this Agreement:

6.1.1	the Company is a limited liability company validly organized and existing under the laws of Brazil, is duly qualified to do business and is in good standing;

6.1.2	the Quotas (i) represent 99.99% of the capital stock of the Company, (ii) have been validly issued and subscribed for, and (iii) are fully paid up and non-assessable; and

6.1.3
the foreign investment represented by the Quotas are duly registered with Registro Declaratório Eletrônico – Módulo Investimento Externo Direto – RDE-IED of Sistema de Informações do Banco Central do Brasil – SISBACEN.

7	REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR AND THE COMPANY

7.1	The Pledgor and the Company hereby represent and warrant to the Pledgee that as of the date of this Agreement:

7.1.1
the Pledgor has the power to execute and perform its obligations under this Agreement and all necessary corporate, quotaholder and other action has been taken to authorize the execution and performance of this Agreement;

7.1.2	there are no options, acquisition rights or any other arrangements for the assignment or acquisition of the Pledged Assets and Rights;

7.1.3	there is no quotaholder agreement or any other agreement prohibiting the pledge or transfer of the Pledged Assets and Rights;

7.1.4
there are no other agreements or any other rights of any sort whatsoever regarding the issuance, acquisition, repurchase, redemption, assignment or rights of first refusal with respect to any of the Pledged Assets and Rights, and which could adversely affect the liens created under this Agreement or the rights herein granted to the Pledgee; and

7.1.5
to the best of the Pledgor’s knowledge, no litigation, arbitration or administrative proceeding are presently in progress which threatens to restrain the Pledgor in respect of the entry into, the performance of or compliance with any of its obligations under this Agreement.

8	UNDERTAKINGS

8.1	For as long as this Agreement is in full force and effect and has not been terminated pursuant to Clause 16, the Pledgor irrevocably undertakes to comply with the following obligations:

8.1.1
the Pledgor shall not (i) create, incur or permit to be created any liens, encumbrances or options in favor of, or at the request of, any person on the Pledged Assets and Rights or any rights thereon; or (ii) grant or promise to grant any rights over, sell, assign, transfer, exchange, dispose of, or in any other way dispose of the Pledged Assets and Rights;

8.1.2
the Pledgor shall pay, before any fines, penalties, interest or expenses arise, all taxes, duties and other charges currently or in the future levied on the Pledged Assets and Rights, and shall pay or cause to be paid all taxes, duties, charges and claims that, if unpaid, could reasonably be expected to give rise to the creation of a lien on the Pledged Assets and Rights, or shall take the necessary actions to prevent the creation of any such lien on the Pledged Assets and Rights;

8.1.3
the Pledgor shall, upon reasonable request of the Pledgee, promptly furnish to the Pledgee all information and supporting documents with regard to the Pledged Assets and Rights to verify compliance by the Pledgor with the provisions of this Agreement;

8.1.4
the Pledgor shall maintain and preserve all liens created hereunder and shall promptly notify the Pledgee of any event, fact or circumstance, including, without limitation, any decision, suit, claim, investigation or change in laws (or in the interpretation thereof) or, to the best of its knowledge, any threatened event, fact or circumstance, which in either case could reasonably be expected to affect the validity, legality, perfection and the first priority of the lien created hereunder;

8.1.5
the Pledgor shall not (i) permit its equity interest in the Company to be diluted (including by waiving or not exercising any preemptive right or other right to the subscription or acquisition of any Additional Quotas), or (ii) enter into any agreement or take any other action that could reasonably be expected to restrict, reduce or otherwise adversely affect the rights of the Pledgee under this Agreement, including, without limitation, the right to sell or dispose of the Pledged Assets and Rights; and

8.1.6
the Pledgor shall cause the Company to (i) preserve and maintain its legal existence, and (ii) continue to conduct its business as presently conducted and in compliance in all material respects with all applicable laws, permits, licenses and governmental authorizations.

8.2
In accordance with and for the purposes of Decree No. 3,048 of May 6, 1999 and Article 47 of Law 8,212 of July 24, 1991, the Pledgee has obtained the following certificates of the Pledgor (i) Negative Certificate of Social Security Contributions (Certidão Negativa de débito de débitos relativos às contribuições previdenciárias e às de terceiros), issued by the Brazilian Federal Revenue (Receita Federal do Brasil); and (ii) Negative Certificate of Federal Tax Debts and Active Debts of the Federal Union (Certidão Conjunta Negativa de Débitos Relativos aos Tributos Federais e à Dívida Ativa da União) issued by the Brazilian Federal Revenue (Receita Federal do Brasil).

9	VOTING RIGHTS

9.1	The Pledgor shall exercise its voting rights in respect of the Quotas or any Additional Quotas, as the case may be, as follows:

9.1.1
So long as the Pledgee has notified the Pledgor and the Company of the occurrence and continuance of an Event of Default, the Pledgor may exercise its voting rights freely except as otherwise provided in the Finance Agreement and any other document related to the facilities described thereto; and

9.1.2
Upon notification by the Pledgee to the Pledgor and the Company the occurrence and continuance of an Event of Default, the Pledgor may exercise its voting rights only in accordance with the written instructions of the Pledgee. Notwithstanding the foregoing, no provision of this Agreement shall be construed as an obligation of the Pledgor to transfer any voting rights to the Pledgee.

10	DIVIDENDS, ETC.

10.1
So long as the Pledgee have not notified the Pledgor and the Company of the occurrence and continuance of an Event of Default, profits, dividends, interest on equity and other similar distributions may be paid in respect of the Quotas or Additional Quotas to the Pledgor to the extent permitted under the Finance Agreement and any other document related to the facilities described thereto.

10.2
Upon notification by the Pledgee to the Pledgor and the Company the occurrence and continuance of an Event of Default, profits, dividends, interest on equity and other similar distributions may be paid in respect of the Quotas or Additional Quotas to the Pledgor only with the prior written consent of the Pledgee. If profits, dividends, interest on equity and other similar distributions are paid in contravention of this Clause, the Pledgor shall hold the same segregated and in trust (depósito) for the Pledgee, until paid to the Pledgee under Clause 11 or otherwise.

11	FORECLOSURE AND COLLECTION

11.1
Notwithstanding the foregoing provisions, upon sending a notice to the Pledgor of the occurrence and continuance of an “Event of Default” (if the Secured Obligations become due and payable and are not discharged or any of the situations described in the Finance Agreement), the Pledgee is hereby irrevocably authorized (whether or not any foreclosure measure is taken against the Pledgor and irrespective of any right that the Pledgor may have to any benefit of order or similar right (which is hereby waived by the Pledgor to the fullest extent permitted by law)) to dispose of, collect, receive, appropriate (to the extent that may be permitted under the laws of Brazil) and/or seize the Pledged Assets and Rights (or part thereof), and may promptly amicably sell (pursuant to Clause 11.3), assign, grant a call option or options on, or otherwise dispose of and deliver the Pledged Assets and Rights, in full or in part, at the price, in the manner, and under the terms and conditions that they deem appropriate, pursuant to the applicable law, regardless of any prior or subsequent notice to the Pledgor, with due regard to the provisions in Articles 1,433, item IV, and 1,435, item V, of the Brazilian Civil Code.

11.2
Pursuant to the provisions of Article 1,433, item IV, of the Brazilian Civil Code, and for the purposes of foreclosure of the liens herein constituted and collection of the amounts under the Pledged Assets and Rights, the Pledgor irrevocably appoints the Pledgee as its attorney-in-fact, with full authority to enter into contracts of assignment or purchase and sale of the Pledged Assets and Rights, as well as to execute any and all documents related to such assignment or purchase and sale agreements and take any and all actions which the Pledgee believes are necessary to accomplish the purposes of this Agreement, including but not limited to, the amicable sale of the Pledged Assets and Rights and the execution of exchange agreements for remittance of funds abroad. Under the terms of Article 684 of the Brazilian Civil Code, the Pledgor shall maintain the appointment of the Pledgee as its attorney-in-fact until such time as this Agreement is terminated pursuant to Clause 16, and shall abstain from taking any action that could reasonably be expected to adversely affect the fulfillment of its obligations herein or the exercise of the rights set forth in this Clause 16 by the Pledgee. The Pledgor acknowledges that the powers conferred on the Pledgee hereunder are solely to protect its interest in the Pledged Assets and Rights and shall not impose any duty on the Pledgee to exercise any such powers.

11.3
Upon sending a notice to the Pledgor of the occurrence and continuance of an Event of Default, the Pledgee may, at its sole discretion, and without incurring any liability to the Pledgor or any third party as a result thereof, amicably sell the Pledged Assets and Rights, in all or in part, and in the manner it deems appropriate, without the need for any consent from the Pledgor or any third party, in such a way as to recover the entirety of the credits in a commercially reasonable manner.

11.4
The proceeds resulting from the disposition of the Pledged Assets and Rights shall be used to pay the outstanding Secured Obligations, as well as any fees, expenses and amounts owed to the Pledgee as a result of the performance of its duties herein established with due regard to the order of priorities established in Clause 12 below.

11.5
Following the use of proceeds resulting from the disposal of the Pledged Assets and Rights as set forth in Clause 11.4 above, any proceeds in excess of the then outstanding amount of the Secured Obligations shall be delivered to the Pledgor, but shall remain pledged hereunder in favor of the Pledgee, as first priority pledge, until such time as all Secured Obligations have been finally and indefeasibly paid in full and this Agreement has been terminated pursuant to Clause 16.

11.6
If the proceeds resulting from the disposition of the Pledged Assets and Rights are not sufficient to pay and discharge all Secured Obligations that have not yet been paid and discharged, the Pledgee shall have the right to collect from the Pledgor the shortfall, and all other Pledged Assets and Rights that may not have been disposed of shall remain pledged in favor of the Pledgee, as first priority pledge, until such time as the Secured Obligations have been finally and indefeasibly paid in full and this Agreement has been terminated pursuant to Clause 16.

11.7
For the effectiveness of this Clause, the Pledgor hereby authorizes the disposition of its Quotas or Additional Quotas to third parties. The Pledgor acknowledges and agrees that any sale of any portion of the Quotas or Additional Quotas may be at prices and on terms less favorable than those that could be obtained through a regular sale of such quotas under normal circumstances (provided that any such sale shall not result in preço vil, in accordance with the applicable legislation) and, notwithstanding such circumstances, acknowledge and agree that any such sale shall be deemed to have been made on commercially reasonable terms and that the Pledgee shall have no obligation to engage in regular sales.

11.8
The Pledgor hereby waives any claims against the Pledgee that could arise as a result of a lower price being obtained at such sale for all or any portion of the Pledged Assets and Rights than the price that might have been obtained at a regular sale or as a result of such price being less than the aggregate amount due of the Secured Obligations, even if the Pledgee accepts the first offer received and does not offer the Pledged Assets and Rights to more than one offeree.

11.9
The Pledgor hereby undertakes not to exercise any rights which may pass to the Pledgor by subrogation or otherwise, including but not limited to, any recourse claim against any person which the Pledgor may acquire (i) in the event that the Pledgor pays any debt of an obligor or (ii) in the case of an enforcement by the Pledgee of its rights under this Agreement.

12	APPLICATION OF AMOUNTS

Any amounts received by the Pledgee upon the exercise of the measures provided for in Clause 11 shall be applied as follows:

(a)
first, to the payment of any amounts owed to the Pledgee, including any fees due and payable but not yet paid and amounts advanced by the Pledgee in order to preserve the Pledged Assets and Rights or preserve its security interest in the Pledged Assets and Rights in accordance with the terms of this Agreement and expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Pledged Assets and Rights, or of any exercise by the Pledgee of its rights hereunder, together with reasonable legal and court fees and expenses;

(b)	second, to the payment of outstanding Secured Obligations, in accordance with the provisions of the Finance Agreement; and

(c)	third, (in case of surplus) to the reimbursement, to the Pledgor or to such other person as may be lawfully entitled to receive such surplus.

13	CHANGES RELATED TO THE SECURED OBLIGATIONS

13.1
The Pledgor shall remain bound by the terms of this Agreement, and the Pledged Assets and Rights shall remain subject to the pledges herein created, at any time, until termination of this Agreement as provided for in Clause 16, with no limitation and with no reserve of rights whatsoever with regard to the Pledgor, and regardless of any notice to, or consent of, the Pledgor, even if:

13.1.1
any demand for payment, made by the Pledgee with regard to any of the Secured Obligations ceases to be made under the terms of the Finance Agreement, and this shall not constitute novation, reduction, waiver or loss of any right granted to the Pledgee;

13.1.2
any renewal, extension, amendment, modification, acceleration, waiver, reimbursement or settlement, in full or in part, or partial invalidity or unenforceability of the Finance Agreement occurs, except insofar as legal provisions require the release of Pledgor or of the Pledged Assets and Rights;

13.1.3	any alteration of term, form, place of payment, amount or currency of payment of the Secured Obligations takes place under the terms of the Finance Agreement;

13.1.4
the Pledgee takes (or fails to take) any measure based on, or related to the Finance Agreement, with respect to the exercise of any measure, power or right contained therein or deriving from law, whether in equity or in any other way, or waive any measure, power or right, or extend the terms for compliance with any obligation provided for in the Finance Agreement; or

13.1.5	the sale, exchange, waiver, reimbursement or assignment of any guarantees or setoff rights granted to the Pledgee take place, for the payment of the Secured Obligations.

14	INDEMNIFICATION

14.1
The Pledgee or any of its agents shall not be liable for any loss or damage which is suffered by the Pledgor save in respect of such loss or damage which is suffered as a result of gross negligence or wilful or the breach of an obligation of the Pledgee or any of its agents the performance of which is essential to the proper performance of this Agreement and the compliance with which the parties could be expected to rely upon.

14.2
The Pledgor shall indemnify the Pledgee and any of its agents against any losses, claims, expenses and liabilities which may be made against or reasonably incurred by the Pledgee or any of its agents for anything done or omitted in the exercise or purported exercise of the powers herein contained or occasioned by any breach of the Pledgor of any of its obligations or undertakings herein contained, provided always that there will be no such indemnification, to the extent that such losses, claims, expenses and liabilities are incurred by or made against the Pledgee or any of its agents as a result of gross negligence or the wilful misconduct or the breach of an obligation of the Pledgee or any of its agents the performance of which is essential to the proper performance of this Agreement and the compliance with which the parties could be expected to rely upon.

15	CONTINUATION

The Pledgor undertakes to enter into any agreement substantially in the form of this agreement and otherwise do whatever is reasonably required by the Pledgee in case the Pledgee transfers its rights and obligations under the Finance Agreement wholly or partly to a third party.

16	TERMINATION AND SETTLEMENT

Upon full and indefeasible payment of the Secured Obligations and upon the termination of the commitments mentioned in the preamble, this Agreement shall be terminated and the Pledgee shall take the actions reasonably requested by the Pledgor (without representation, warranty or recourse) to release the liens herein created, at the Pledgor’s expense. No termination of this Agreement or release of the liens herein created shall be valid and effective until signed by the Pledgee. Upon request and at the expense of the Pledgor, the Pledgee shall promptly sign and deliver to the Pledgor all documents (without representation, warranty or recourse) that may be reasonably required to implement the termination of this Agreement and the release of the liens herein created pursuant to this Clause 16.

17	WAIVERS

Each of the Pledgors and the Company hereby expressly waives any rights of first refusal in respect of the Pledged Assets and Rights it may have or any other rights to acquire the Pledged Assets and Rights in favor of the Pledgee.

18	GOVERNING LAW AND JURISDICTION

18.1	This Agreement shall be governed by the laws of the Federative Republic of Brazil.

18.2
The Parties hereby elect the courts of the City of Rio de Janeiro, State of Rio de Janeiro, as competent to judge any lawsuit or proceeding aiming at resolving any dispute or controversy arising from this Agreement, without prejudice to any other Court that may have jurisdiction over it.

18.3
In accordance with Article 684 of the Brazilian Civil Code, the Pledgor hereby irrevocably appoints the Company as its attorney-in-fact to represent it in any lawsuit or proceeding that aims at resolving any dispute or controversy arising out of this Agreement, with powers to receive service of process, notices and summons, and undertake to maintain such appointment during the term of this Agreement.

19	NOTICES

All notices and other communications provided hereunder shall be in writing and addressed, delivered or transmitted to the address or facsimile number set forth below, or at such other address or facsimile number as may be designated by any Party, or the Company in a notice to the other Parties, and to the Company. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

Pledgor:

Resource Holdings, Inc
11753 Willard Avenue, Tustin, CA 92782
California, Nevada
Attn: Michael Campbell
E-mail: mc@resourceholdingsinc.com
Phone: 714-948-8209
Facsimile: 714-948-8209

With Copy to:

Av. Presidente Wilson, 231 - 21º andar
CEP 20030-021 - Rio de Janeiro - RJ - Brazil
Attn: Alexandre Bittencourt Calmon   (Veirano Advogados)
E-mail: alexandre.calmon@veirano.com.br
Phone: 55-21 3824-7526
Facsimile: 55-21 2262-4247

Pledgee:

West Ventures, LLC
152 West 57th Street, 54th Floor
New York, NY  10019
Attn: Ari Hirt
E-mail: ahirt@platinumlp.com
Phone: 212-581-0500
Facsimile: 212-581-0002

Company:

RHI Mineração Ltda.
Av. Presidente Wilson, 231 - 21º andar
CEP 20030-021 - Rio de Janeiro - RJ - Brazil
Attn: Alexandre Bittencourt Calmon (Veirano Advogados)
E-mail: alexandre.calmon@veirano.com.br
Phone: 55-21-3824-7526
Facsimile: 55-21-2262-4247

20	MISCELLANEOUS

20.1	Any amendment to this Agreement shall be made in writing and shall be executed jointly by the Parties and the Company.

20.2	This Agreement is irrevocable and shall bind the Parties and inure to the benefit of their relevant successors and assignees for any reason.

20.3
All annexes to this Agreement, after being initialed by the Parties and the Company, shall be an integral part hereof. If, however, there is any inconsistency between this Agreement and any of its annexes, the provisions of this Agreement shall prevail.

20.4	The Pledgor shall not assign or transfer, in full or partially, this Agreement or any obligation hereunder without the prior written consent of the Pledgee.

20.5
This Agreement may be assigned or transferred by the Pledgee, in respect of its rights and obligations, to a successor administrative agent in accordance with the provisions of the Finance Agreement and, in such event, such successor administrative agent will be entitled to all of the rights and remedies of the Pledgee as set forth in this Agreement or in other related agreements.

20.6	No provision of this Agreement may be deemed as a waiver or amendment to any other provision of the Finance Agreement.

20.7
The Parties acknowledge that (a) the partial exercise or non-exercise, the extension of terms, the tolerance or omission in respect of the exercise of any right, power or privilege granted to any Party hereto and/or by law shall not constitute novation, relinquishing or waiver of such right, power or privilege, nor shall it prevent their exercise, and (b) the relinquishing or waiver of any such right shall be interpreted restrictively and shall not be deemed as the relinquishing or waiver of any other right granted to the Parties herein.

20.8
If one or more provisions contained in this Agreement shall be deemed invalid, illegal or unenforceable in any aspect whatsoever, the validity, legality or enforceability of the other provisions hereunder shall not be affected or hindered in any way as a result of such fact. The Parties shall negotiate in good faith the replacement of any invalid, illegal or unenforceable provisions by valid provisions, the effect of which come as close as possible to the operational and economic effects of the invalid, illegal or unenforceable provisions.

IN WITNESS WHEREOF, the Parties and the Company execute this Agreement in eight identical counterparts in the presence of the two undersigned witnesses.

Cuiabá, September 21, 2011.

/s/ Michael Campbell
Resource Holdings, Inc

/s/ Roberto Barros, by Power of Attorney
West Ventures, LLC

/s/ Michael Campbell
RHI Mineração Ltda.

Witnesses:

1	/s/ Christiane C. H. Oliveira A. Lima
Name: Christiane C. H. Oliveira A. Lima
I.D.:

2	/s/ Karina de J. Pina
Name: Karina de J. Pina
I.D.:

ANNEX I

SECURED OBLIGATIONS

For the purposes of Article 1,424 of the Brazilian Civil Code, the terms and conditions of the Secured Obligations are those described below:

Finance Agreement:

(i)	Principal amount: US$11,400,000.00 (eleven million and four thousand U.S. Dollars)

(ii)	Term of payment: 36 (thirty six) months as from the disbursement date of the facilities under the Finance Agreement

(iii)	Interest rate: 15% (fifteen percent) per year

ANNEX II

FORM OF AMENDMENT TO QUOTA PLEDGE AGREEMENT

By this private instrument (hereinafter generally referred to as “Amendment”), the parties:

(1)
Resource Holdings, Inc, a company constituted and existing under the laws of United States of America, with its principal place of business located at 11753 Willard Avenue, in the City of Tustin, State of California, 92782, USA, herein represented by its legal representative Mr. Michael Campbell (hereinafter generally referred to as “Pledgor”); and

(2)
West Ventures, LLC, an investment fund constituted and existing under the laws of the United States of America, with its principal place of business located at 152 West 57th Street, 54th Floor, in the City of New York, State of New York, herein represented by its undersigned attorney-in-fact (hereinafter generally referred to as “Pledgee”) (the Pledgor and the Pledgee hereinafter generally referred to jointly as “Parties” or individually as “Party”); and

as an intervening and consenting party,

(3)
RHI Mineração Ltda. (formerly denominated as Mineral – Parceiros em Mineração Ltda.), a limited liability company constituted and existing under the laws of Federative Republic of Brazil, with its principal place of business located at Avenida Historiador Rubens de Mendonça, nº 2254, Edifício American Business Center, room 604 (parte), Bosque da Saúde, in the city of Cuiabá, State of Mato Grosso, Zip Code 78050-000, herein represented by its legal representative Mr. Michael Campbell, American citzen, married, businessman, bearer of American passport No. 460934290, enrolled with the CPF/MF under No. 234.378.188-56, resident and domiciled at 11753 Willard Avenue, Tustin, California 92782, USA (hereinafter generally referred to as “Company”);

RECITALS

(A)
The Pledgee extended a loan finance to the Pledgor in the amount of USD 11,400,000.00 (eleven million and four hundred thousand US dollars) (“Funds”) for the development of its business in Brazil pursuant to a Note  Purchase Agreement (“Finance Agreement”).

(B)
The Funds to be sent to the Company will be used to, among other things, loan funds to Reginaldo Luiz de Almeida Ferreira – ME, an individual company constituted and existing under the laws of the Federative Republic of Brazil, with its principal place of business located in Fazenda Bom Jardim, at Rodovia BR-070. Km 20, City of Nossa Senhora do Livramento, State of Mato Grosso, enrolled with the General Taxpayers’ Registry (CNPJ/MF) under No. 08.838.089/0001-71, and the purchase of equipment and machines for the development of its activities relating to the ore extraction.

(C)	The Pledgor is a controlling shareholder of the Company and intends to secure all claims under the Finance Agreement, by way of a pledge over the present and future quotas in the Company.

(D)
As a result of the foregoing, the Pledgor executed and delivered the Quota Pledge Agreement dated as of [__] (hereinafter generally referred to as “Agreement”) to and in favor of the Pledgee, as first priority security for the payment and performance of the Secured Obligations (as defined in the Agreement); and

(E)
Pursuant to Clause 2.1.2 of the Agreement, the Pledgor wishes to extend the first priority liens created in the Agreement to the Additional Quotas and the Rights Related to the Additional Quotas (as defined in the Agreement) by entering into this Amendment and perfect such first priority lien by taking, with respect to this Amendment, the actions provided for in Clause 3.2 of the Agreement (or any other action required to be taken pursuant to the then applicable laws),

The Parties and the Company hereby agree to enter into this Amendment, which shall be governed by the following terms and conditions:

1	Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

2
The Pledgor hereby pledges to the Pledgee, as a first priority lien, pursuant to the provisions of Article 1,431 et seq. of the Brazilian Civil Code and under the same conditions as provided for in the Agreement, all Additional Quotas and the Rights Related to the Additional Quotas listed in Schedule A hereto (and which were not originally included in the Agreement, nor in any subsequent amendment thereto). The Parties’ rights and obligations under the Agreement shall be applicable mutatis mutandis to the Additional Quotas and the Rights Related to the Additional Quotas pledged hereunder and such Additional Quotas and Rights Related to the Additional Quotas shall be treated as “Quotas”, “Rights Related to the Quotas” or “Pledged Assets and Rights”, as the case may be, for all purposes of the Agreement.

3
The Pledgor and the Company hereby declare to the Pledgee that the representations and warranties made by them in Clauses 5, 6 and 7 of the Agreement are true and correct as if made on the date hereof and apply mutatis mutandis to this Amendment and to the Additional Quotas and the Rights Related to the Additional Quotas pledged herein as if they were fully written herein.

4
All provisions of the Agreement that have not been expressly amended or modified herein shall remain in full force and effect pursuant to the terms of the Agreement and shall apply mutatis mutandis to this Amendment as if they were fully written herein.

5
This Amendment shall be governed and construed in accordance with the laws of the Federative Republic of Brazil. The Pledgor irrevocably elects the courts of the City of São Paulo, State of São Paulo, as competent to judge any disputes or controversies arising out of this Amendment, without prejudice to any court that may have jurisdiction over it.

IN WITNESS WHEREOF, the Parties and the Company execute this Amendment in eight identical counterparts in the presence of the two undersigned witnesses.

[●], [●]

/s/ Michael Campbell
Resource Holdings, Inc

/s/ Roberto Barros, by Power of Attorney
West Ventures, LLC

/s/ Michael Campbell
RHI Mineração Ltda.

Witnesses:

1	/s/ Cristiano Ruy
Name: Cristiano Ruy
I.D.:

2
Name:
I.D.:

SCHEDULE A

ADDITIONAL QUOTAS

[Describe all Additional Quotas and Rights Related to the Additional Quotas]